Exhibit 99.1

AEP Reports Strong 2015 Second-Quarter Earnings, Increases And Narrows 2015 Earnings Guidance

COLUMBUS, Ohio, July 23, 2015 /PRNewswire/ --

  Second-quarter 2015 GAAP and operating earnings $0.88 per share
  AEP increases and narrows 2015 operating earnings guidance range to $3.50 to $3.65 per share
  Company adds $200 million to its 2015 capital investment plan for transmission

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

		Second-quarter ended June 30			Year-to-date ended June 30
		2015	2014	Variance	2015	2014	Variance
Revenue ($ in billions):		3.9	4.0	(0.1)	8.7	8.7	0.0
Earnings ($ in millions):
	GAAP	430	390	40	1,059	950	109
	Operating	429	390	39	1,054	950	104
EPS ($):
	GAAP	0.88	0.80	0.08	2.16	1.95	0.21
	Operating	0.88	0.80	0.08	2.15	1.95	0.20
EPS based on 490mm shares Q2 2015, 488mm shares Q2 2014, 490mm shares YTD 2015 and 488mm shares YTD 2014

American Electric Power (NYSE: AEP) today reported second-quarter 2015 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $430 million or $0.88 per share, compared with $390 million or $0.80 per share in second-quarter 2014. Operating earnings (GAAP earnings excluding special items) for second-quarter 2015 were $429 million or $0.88 per share, compared with second-quarter 2014 operating earnings of $390 million or $0.80 per share.

The difference in second-quarter 2015 GAAP and operating earnings was due to commodity hedging within the Generation & Marketing segment.

A full reconciliation of GAAP earnings with operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.

"Our ongoing strategy of investing in our regulated business for the benefit of our customers while managing our costs continues to deliver positive earnings results. Our GAAP and operating earnings for the second quarter increased 10 percent over the same period last year, and our performance during the first half of this year gives us confidence to increase and narrow our operating earnings guidance range for 2015 to $3.50 to $3.65 per share," said Nicholas K. Akins, AEP chairman, president and chief executive officer.

"We saw positive load growth across all major retail customer classes in the second quarter of 2015. Although the level of industrial sales growth has moderated recently, we continue to see robust industrial sales growth from shale gas activity, including pipeline transportation infrastructure being built to support the Marcellus, Utica and Texas shale operations. As anticipated, new oil- and gas-related expansions are expected to come on line over the next 18 months.

"Based on our positive results and our strong balance sheet, we are increasing our 2015 capital investments by $200 million to $4.6 billion. This additional capital will be allocated to transmission investment where we have significant opportunities to enhance and rebuild infrastructure in both our regulated utility operating companies and our Transmission Holding Co. business. Our transmission business continues to grow and support our earnings growth. Transmission Holdco contributed 13 cents per share to our operating earnings during this quarter, a 30 percent increase over the second quarter last year, and the business is on target to achieve its expected contribution to earnings for the year," Akins said.

EARNINGS GUIDANCE

Management increased and narrowed its 2015 operating earnings guidance range to $3.50 to $3.65 per share from the previous 2015 operating earnings guidance of $3.40 to $3.60 per share. In providing operating earnings guidance, there could be differences between operating earnings and GAAP earnings for matters such as, but not limited to, impairments or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	2Q 15	2Q 14	Variance	YTD 15	YTD 14	Variance
Vertically Integrated Utilities(a)	207	154	53	506	432	74
Transmission & Distribution Utilities (b)	78	90	(12)	175	187	(12)
AEP Transmission Holdco (c)	65	47	18	101	71	30
Generation & Marketing (d)	82	98	(16)	269	261	8
AEP River Operations (e)	1	3	(2)	12	6	6
All Other	(3)	(2)	(1)	(4)	(7)	3
Total GAAP Earnings	430	390	40	1,059	950	109

Operating Earnings	2Q 15	2Q 14	Variance	YTD 15	YTD 14	Variance
Vertically Integrated Utilities	207	154	53	506	432	74
Transmission & Distribution Utilities	78	90	(12)	175	187	(12)
AEP Transmission Holdco	65	47	18	101	71	30
Generation & Marketing	81	98	(17)	264	261	3
AEP River Operations	1	3	(2)	12	6	6
All Other	(3)	(2)	(1)	(4)	(7)	3
Total Operating Earnings	429	390	39	1,054	950	104
A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

(a) Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power and Wheeling Power.
(b) Includes Ohio Power, AEP Texas Central and AEP Texas North.
(c) Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures.
(d) Includes nonregulated generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO.
(e) Includes commercial barging operations.

Operating earnings from Vertically Integrated Utilities for second-quarter 2015 increased $53 million compared with the same period in 2014. This reflects favorable rate impacts and lower operations and maintenance costs, partially offset by reduced off-system sales.

Operating earnings from Transmission & Distribution Utilities for second-quarter 2015 decreased $12 million compared with the same period in 2014, primarily because of a reduction in normalized margins.

Operating earnings from AEP Transmission Holdco for second-quarter 2015 increased $18 million compared with the same period in 2014, largely due to increased transmission-related investment.

Operating earnings from Generation & Marketing for second-quarter 2015 decreased $17 million compared with the same period in 2014, primarily from reduced capacity revenue, partially offset by favorable hedging activity.

Operating earnings from AEP River Operations for second-quarter 2015 decreased $2 million compared with the same period in 2014, primarily due to lower freight revenue resulting from operating restrictions because of high water.

WEBCAST

American Electric Power's quarterly conference call with financial analysts and investors will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/webcasts.

The call will be archived on http://www.aep.com/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5.3 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 32,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a more than 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

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AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. The company's operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide another representation of the company's performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP's Board of Directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP's service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of competition, including competition for retail customers; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, or additional regulation of fly ash and similar combustion products that could impact the continued operation, cost recovery, and/or profitability of AEP's generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing, alternative or distributed sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas and capacity auction returns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; the transition to market for generation in Ohio, including the implementation of ESPs and AEP's ability to recover investments in its Ohio generation assets; AEP's ability to successfully and profitably manage its separate competitive generation assets; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 2nd Quarter 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		207.0	78.0	65.0	82.0	1.0	(3.0)	430.0	$ 0.88

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	-	-	-	(1.0)	-	-	(1.0)	$ -

Total Special Items		-	-		(1.0)	-	-	(1.0)	$ -

Operating Earnings		207.0	78.0	65.0	81.0	1.0	(3.0)	429.0	$ 0.88

Financial Results for the 2nd Quarter 2014
Reconciliation of GAAP to Operating Earnings

		2014
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		154.0	90.0	47.0	98.0	3.0	(2.0)	390.0	$ 0.80

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	-	-	-	-	-	-	-	$ -

Total Special Items		-	-		-	-	-	-	$ -

Operating Earnings		154.0	90.0	47.0	98.0	3.0	(2.0)	390.0	$ 0.80

(a)	Reflected in Revenues and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ending June 30
ENERGY & DELIVERY SUMMARY	2015	2014	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,672	6,716	(0.7%)
Commercial	6,296	6,122	2.8%
Industrial	8,937	9,025	(1.0%)
Miscellaneous	574	577	(0.5%)
Total Retail	22,479	22,440	0.2%

Wholesale Electric (in millions of kWh): (a)	5,903	8,602	(31.4%)

Total KWHs	28,382	31,042	(8.6%)

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	5,630	5,559	1.3%
Commercial	6,372	6,314	0.9%
Industrial	5,809	5,629	3.2%
Miscellaneous	177	183	(3.3%)
Total Retail (b)	17,988	17,685	1.7%

Wholesale Electric (in millions of kWh): (a)	429	453	(5.3%)

Total KWHs	18,417	18,138	1.5%

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

(b) Represents energy delivered to distribution customers.

American Electric Power

Financial Results for Year-to-Date 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		506.0	175.0	101.0	269.0	12.0	(4.0)	1,059.0	$ 2.16

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	-	-	-	(5.0)	-	-	(5.0)	(0.01)

Total Special Items		-	-		(5.0)	-	-	(5.0)	$ (0.01)

Operating Earnings		506.0	175.0	101.0	264.0	12.0	(4.0)	1,054.0	$ 2.15

Financial Results for Year-to-Date 2014
Reconciliation of GAAP to Operating Earnings

		2014
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		432.0	187.0	71.0	261.0	6.0	(7.0)	950.0	$ 1.95

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	-	-	-	-	-	-	-	-

Total Special Items		-	-		-	-	-	-	$ -

Operating Earnings		432.0	187.0	71.0	261.0	6.0	(7.0)	950.0	$ 1.95

(a)	Reflected in Revenues and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ending June 30
ENERGY & DELIVERY SUMMARY	2015	2014	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	17,051	17,621	(3.2%)
Commercial	12,307	12,237	0.6%
Industrial	17,297	17,357	(0.3%)
Miscellaneous	1,122	1,132	(0.9%)
Total Retail	47,777	48,347	(1.2%)

Wholesale Electric (in millions of kWh): (a)	14,171	18,786	(24.6%)

Total KWHs	61,948	67,133	(7.7%)

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	12,896	13,086	(1.5%)
Commercial	12,287	12,216	0.6%
Industrial	11,089	10,773	2.9%
Miscellaneous	338	353	(4.2%)
Total Retail (b)	36,610	36,428	0.5%

Wholesale Electric (in millions of kWh): (a)	963	1,152	(16.4%)

Total KWHs	37,573	37,580	(0.0%)

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

(b) Represents energy delivered to distribution customers.

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